UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 30, 2007
HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
No change
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 30, 2007, Harris Corporation (the “Company” or “Harris”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Banc of America Securities LLC and Morgan Stanley & Co. Incorporated on behalf of the several underwriters named therein (collectively, the “Underwriters”) with respect to the offer and sale of $400,000,000 aggregate principal amount of the Company’s 5.95% Notes due 2017 (the “Notes”) under the Company’s automatic shelf Registration Statement on Form S-3 (Registration No. 333-132238) (the “Registration Statement”). The issuance and sale of the Notes closed on December 5, 2007. The net proceeds to the Company from the sale of the Notes, after deducting underwriting discounts, expenses and the cost of terminating a Treasury lock agreement were approximately $386 million. The Notes were issued pursuant to an Indenture dated as of September 3, 2003 (Exhibit 4(c) to the Registration Statement) (the “Indenture”), between the Company and The Bank of New York, as trustee. Information concerning the Notes and related matters is set forth in the Registration Statement, including the Company’s Prospectus and Prospectus Supplement, which Prospectus Supplement was filed with the Securities and Exchange Commission on December 4, 2007.
The Underwriting Agreement contains customary representations, warranties and covenants by the Company, conditions to closing, termination provisions and other terms and conditions customary in agreements of this type. The Underwriting Agreement also contains customary indemnification and contribution rights and obligations of the Company and the Underwriters.
The Notes bear interest at the rate of 5.95% per year and will mature on December 1, 2017. Interest on the Notes will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2008. The Company may redeem the Notes at any time in whole or, from time to time, in part at the “make whole” redemption price specified in the Prospectus Supplement for the Notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date. In addition, upon a change of control combined with a below investment grade rating event (each as defined in the Prospectus Supplement), the Company may be required to make an offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes repurchased up to, but not including, the date of repurchase.
From time to time, certain of the Underwriters and their affiliates have provided, and may provide, various financial advisory, investment banking, commercial banking or other services to the Company for which they have received, and will continue to receive, customary fees. In particular, Morgan Stanley & Co. Incorporated acted as the Company’s financial advisor in connection with the Company’s acquisition of Multimax Incorporated. In addition, several of the Underwriters and their affiliated or associated persons are dealers in the Company’s commercial paper program or may otherwise receive a portion of the proceeds from the sale of the Notes in repayment of all of the outstanding indebtedness under the Company’s commercial paper program.
The foregoing description of the Underwriting Agreement and the Notes is qualified in its entirety by the full text of the Underwriting Agreement and the form of the Notes, which are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein and into the Registration Statement.
In connection with the issuance of the Notes, Holland & Knight LLP, counsel to the Company, delivered an opinion to the Company, dated December 5, 2007, regarding the legality of the Notes upon issuance and sale thereof. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference into the Registration Statement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
The following exhibits are filed herewith:
1.1	Underwriting Agreement dated as of November 30, 2007 among Harris Corporation and Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, on behalf of the several underwriters named therein.

4.1	Form of Harris Corporation’s 5.95% Notes due 2017.

5.1	Opinion of Holland & Knight LLP.

23.1	Consent of Holland & Knight LLP (included as part of Exhibit 5.1).

SIGNATURES
     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
December 5, 2007	/s/ Scott T. Mikuen
	Name:	Scott T. Mikuen
	Title:	Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1
Underwriting Agreement dated as of November 30, 2007 among Harris Corporation and Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, on behalf of the several underwriters named therein.

4.1	Form of Harris Corporation’s 5.95% Notes due 2017.

5.1	Opinion of Holland & Knight LLP.

23.1	Consent of Holland & Knight LLP (included as part of Exhibit 5.1).

5